UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

(908) 517-7330

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Capital Market
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2024, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a letter agreement (the “Warrant Exercise and Reload Agreement”) with the holder (the “Holder”) of its issued and outstanding Series B Warrants (the “Prior Warrants”) to purchase an aggregate of 4,968,945 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), offering the Holder the opportunity to exercise all of its Prior Warrants for cash at a reduced exercise price equal to $0.415 per share provided the Prior Warrants were exercised in full for cash on or before 12:30 P.M. Eastern Time on the date of the Warrant Exercise and Reload Agreement. In consideration for the exercise of the Prior Warrants, the Holder received new unregistered Series C Warrants (the “Series C Warrants”) exercisable for up to an aggregate of 9,937,890 shares of Common Stock (the “Series C Warrant Shares”) and new unregistered Series D Warrants (the “Series D Warrants” and, together with the Series C Warrants, the “New Warrants”) exercisable for up to an aggregate of 9,937,890 shares of Common Stock (the “Series D Warrant Shares” and, together with the Series C Warrant Shares, the “New Warrant Shares”). The Series C Warrants are exercisable beginning on the date upon which the Company receives stockholder approval of the issuance of the New Warrant Shares and the PA Warrant Shares (as defined below) (the “Stockholder Approval Date”) for a period of five and one-half (5.5) years following the Stockholder Approval Date and the Series D Warrants are exercisable beginning on the Stockholder Approval Date for a period of eighteen (18) months following the Stockholder Approval Date. The New Warrants each have an exercise price of $0.415 per share. The shares of Common Stock issued upon exercise of the Prior Warrants are registered pursuant to an effective registration statement on Form S-1 (No. 333-279157).

The Company has agreed to file a registration statement providing for the resale of the New Warrant Shares issuable upon the exercise of the New Warrants (the “Resale Registration Statement”) as soon as practicable after (and in any event within thirty (30) calendar days of) the date of the Warrant Exercise and Reload Agreement, and to use commercially reasonable efforts to cause such Resale Registration Statement to become effective within forty-five (45) calendar days of the date of the Warrant Exercise and Reload Agreement (or within ninety (90) calendar days following the date of the Warrant Exercise and Reload Agreement in case of “full review” of such registration statement by the Securities and Exchange Commission (the “SEC”)) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares. Pursuant to the Warrant Exercise and Reload Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement to any existing registration statement (in each case, subject to certain exceptions) until sixty (60) calendar days after the closing of the offering. The Company also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Warrant Exercise and Reload Agreement) until one (1) year after the closing of the offering (subject to an exception described in the Warrant Exercise and Reload Agreement).

The gross proceeds to the Company from the exercise of the Prior Warrants were approximately $2.1 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The closing of the offering occurred on November 14, 2024. The Company intends to use the net proceeds from this transaction for working capital and general corporate purposes.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the offering pursuant to an engagement agreement between the Company and Wainwright dated as of April 29, 2024 (as amended). As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the offering, plus a management fee equal to 1.0% of the gross proceeds received by the Company from the offering, and reimbursement for accountable expenses of $25,000. The Company has also issued to Wainwright or its designees warrants to purchase up to an aggregate of 298,137 shares of Common Stock (the “PA Warrants” and the shares of Common Stock issuable upon exercise of the PA Warrants, the “PA Warrant Shares”). The PA Warrants are exercisable, beginning on the Stockholder Approval Date for a period of five and one-half (5.5) years following the Stockholder Approval Date, and have an exercise price of $0.5188 per share.

The New Warrants, PA Warrants, New Warrant Shares and PA Warrant Shares were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. Such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy the Company’s securities nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing summaries of the Series C Warrants, the Series D Warrants, the PA Warrants, and the Warrant Exercise and Reload Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the forms of such documents, which are incorporated herein by reference to Exhibits 4.1, 4.2, 4.3, and 10.1, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 8.01 Other Events.

On November 14, 2024, the Company issued a press release announcing the closing of the offering, which has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Series C Warrant
4.2	Form of Series D Warrant
4.3	Form of Placement Agent Warrant
10.1	Warrant Exercise and Reload Agreement, dated November 13, 2024
99.1	Press Release announcing closing of exercise of warrants for $2.1 million gross proceeds, dated November 14, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2024	Cyclacel Pharmaceuticals, Inc

	By:	/s/ Paul McBarron
Paul McBarron
Chief Financial Officer